                                                                   EXHIBIT 5.1




                                    April 25, 1996




Richey Electronics, Inc.
7441 Lincoln Way
Garden Grove, CA 92641

Gentlemen:

         We have acted as counsel to Richey Electronics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, with respect to (i) $55,755,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2006 (the "Notes") of the Company issued under and pursuant to an Indenture dated as of February 15, 1996 (the "Indenture") between the Company and First Trust of California, National Association ("Trustee") and (ii) 3,947,256 shares of common stock, par value $0.001 per share, of the Company ("Common Stock") initially issuable upon conversion of the Notes plus an indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes by reason of adjustment in the conversion price (the "Conversion Shares"). As such counsel, we have been requested to render this opinion.

         We have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. For the purpose of rendering the opinions set forth herein, we have been furnished with and examined the following documents:

         1. The Restated Certificate of Incorporation of the Company, as amended and presently in effect;

         2.   The Bylaws of the Company, as amended and presently in effect;

         3. Records of proceedings of the Board of Directors of the Company pertaining to the Offering (as defined in the Registration Statement);

         4.   The form of the Notes; and

         5.   The Indenture.

Richey Electronics, Inc.
April 25, 1996
Page 2


         With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

         With respect to the opinion express in paragraph A below, we have assumed that (i) the Trustee has the power and authority to enter into and perform the Indenture, (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) the Notes have been duly authenticated and delivered by the Trustee.

         Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         A. The Notes have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         B. The Conversion Shares have been duly authorized and, when issued and delivered upon the conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         Notwithstanding anything to the contrary contained herein, the foregoing opinions are subject to the limitations and assumptions set forth above and the following qualifications, limitations and exceptions:

         1. Our opinions are limited to the federal laws of the United States of America, the laws of the State of California, the laws of the State of New York and the Delaware General Corporation Law ("DGCL") (and exclude any express or implied opinion as to whether any laws other than those of the United States of America, the State of California and the State of New York apply to the Notes and Indenture, whether by application of conflicts of laws principles or otherwise), and we assume no responsibility as to the applicability or the effect of

Richey Electronics, Inc.
April 25, 1996
Page 3

the laws of any other jurisdictions. This opinion is limited to the laws of the United States of America, the laws of the State of California, the laws of the State of New York and the DGCL in effect on the date hereof and we shall have no obligation to update this opinion or to advise you of any future developments which might cause us to modify or retract the opinions expressed herein.

         2. Our opinion expressed in paragraph A above is subject to the effect of the following:

              a. Bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws or judicial decisions relating to or affecting creditors' rights generally, including, without limitation, statutory or other laws regarding fraudulent conveyances, preferential transfers or equitable subordination;

              b. General principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the remedy of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

              c. Limitations on the effectiveness of the "severability" provisions of the Notes or the Indenture depending on the materiality of the unenforceable provision to the Indenture and Notes as a whole and to the undertakings of the parties thereunder.

         3. With respect to the opinion expressed in paragraph A above, we neither express nor imply any opinion concerning:

              a. The application of the doctrines of waiver, estoppel or election of remedies;

              b. The enforceability of the provisions in the Indenture and the Notes which provide that they shall be governed by or construed in accordance with the laws of the State of New York;

              c. The enforceability of any provisions in the Notes and Indenture that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies

Richey Electronics, Inc.
April 25, 1996
Page 4


    does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; or

              d. The enforceability of any provisions in the Indenture to the effect that acceptance of a payment shall not cure a payment default or prevent the continued exercise of remedies as to such payment default.

         4. With respect to the opinion expressed in paragraph A above, we neither express nor imply any opinion as to the availability of the remedy of acceleration of the outstanding indebtedness represented by the Notes upon the breach of any provision of the Notes or Indenture except in the event of nonpayment of a Note (including non-payment of principal, interest or the repurchase price) when due, or a material breach of the Notes or Indenture.

         This opinion letter may be not relied upon by any other person or entity and may not be circulated, quoted or cited, in whole or in part, without our express prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

         This opinion is given as of the date hereof and we assume no further obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

                                  Very truly yours,


                                  /s/ Dewey Ballantine